SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2017
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (April 28, 2017) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three months ended March 31, 2017.
Southside reported record net income of $15.0 million for the three months ended March 31, 2017, an increase of $1.5 million, or 10.9%, compared to $13.5 million for the same period in 2016. Diluted earnings per common share were $0.52 for the three months ended March 31, 2017, an increase of $0.01, or 2.0%, compared to $0.51 for the three months ended March 31, 2016.
The return on average shareholders’ equity for the three months ended March 31, 2017 was 11.57%, compared to 11.96% for the same period in 2016.  The return on average assets was 1.08% for the three months ended March 31, 2017, compared to 1.07% for the same period in 2016.
“Outstanding first quarter financial results should provide an excellent foundation on which to build 2017,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Our first quarter results included record net income, a five basis point increase in the net interest margin on a linked quarter basis, an increase in net interest income on a linked quarter basis, a 51.60% efficiency ratio reflective of our ongoing cost containment initiative and a continued decrease in our ratio of nonperforming assets to total assets to 0.25%.”
“Notwithstanding the level of payoffs during the first quarter, our loan pipeline remains healthy and we anticipate loan growth during the remainder of 2017,” Mr. Gibson concluded.
Loans and Deposits
For the three months ended March 31, 2017, total loans decreased by $17.6 million, or 0.7%, compared to December 31, 2016.  The net decrease in our loans was comprised primarily of decreases of $17.8 million of construction loans, $14.4 million of 1-4 family residential loans, $12.3 million of loans to individuals and $1.2 million of municipal loans, which were partially offset by increases in commercial real estate loans of $28.3 million. Loans with oil and gas industry exposure totaled 1.14% of the loan portfolio at March 31, 2017, compared to 1.09% at December 31, 2016.
Nonperforming assets decreased during the three months ended March 31, 2017 by $1.0 million, or 6.8%, to $14.1 million, or 0.25% of total assets, compared to 0.27% of total assets at December 31, 2016.
During the three months ended March 31, 2017, the allowance for loan losses increased modestly by $0.6 million, or 3.2%, to $18.5 million, or 0.73% of total loans, compared to 0.70% of total loans at December 31, 2016.
During the three months ended March 31, 2017, deposits, net of brokered deposits, increased $87.3 million, or 2.5%, compared to December 31, 2016.
Net Interest Income for the Three Months Ended March 31, 2017
Net interest income decreased $1.3 million, or 3.6%, to $35.3 million for the three months ended March 31, 2017, compared to $36.6 million for the same period in 2016. The decrease in net interest income was the result of the increase in interest expense of $3.2 million associated with short- and long-term obligations and deposits, which were partially offset by an increase in interest income of $1.9 million, which was a result of the increase in interest income from the securities portfolio, compared to the same period in 2016. For the three months ended March 31, 2017, our net interest spread decreased to 2.93%, compared to 3.40% for the same period in 2016. Our net interest margin decreased to 3.08% for the three months ended March 31, 2017, compared to 3.51% for the same period in 2016. Both the decrease in net interest margin and spread was due to higher rates paid on interest bearing liabilities along with a decrease in the yield on interest earning assets. The decrease in yield on interest earning assets was partially due to lower purchase accretion in 2017 and the $1.3 million recovery of interest income on the payoff of a long-term nonaccrual loan during the first quarter of 2016. The increase in rates paid on interest bearing liabilities was a direct result of the subordinated debt issuance, and to a lesser extent, the decrease in the purchase accretion on the certificate of deposit premium, both having occurred during the third quarter of 2016.  The net interest spread and margin on a linked quarter basis increased from 2.90% and 3.03%, respectively, for the three months ended December 31,2016, to 2.93% and 3.08% respectively, for the three months ended March 31,2017.

Net Income for the Three Months Ended March 31, 2017
Net income increased $1.5 million, or 10.9%, for the three months ended March 31, 2017, to $15.0 million compared to the same period in 2016. The increase was primarily the result of a $1.9 million increase in interest income, a $1.2 million decrease in provision for loan losses and a $3.5 million decrease in noninterest expense, partially offset by a $3.2 million increase in interest expense and a $1.9 million decrease in noninterest income.
Noninterest income decreased $1.9 million, or 16.6%, for the three months ended March 31, 2017 compared to the same period in 2016, due primarily to the decrease in net gain on sale of securities available for sale.
Noninterest expense decreased $3.5 million, or 12.1%, for the three months ended March 31, 2017, compared to the same period in 2016, due primarily to decreases in salaries and employee benefits, occupancy expense, professional fees and other noninterest expense. The decrease in salaries and employee benefits is due to a one-time expense of $1.7 million related to the acceptance of early retirement packages of 16 employees during the three months ended March 31, 2016. Occupancy expense decreased due to lower rent expense. Professional fees decreased due to decreases in consulting fees associated with the process improvement and re-branding efforts initiated in January 2016. Other noninterest expense decreased primarily due to a reduction in the provision expense for losses on unfunded loan commitments, losses on other real estate owned, check card losses and a decrease in core deposits intangible amortization expense.
Conference Call
Southside's management team will host a conference call to discuss its first quarter 2017 financial results on Friday, April 28, 2017 at 9:00 am CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 95297061 or by identifying “Southside Bancshares, Inc., First Quarter 2017 Earnings Call.”  To listen to the call via web-cast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 3:00 pm CDT April 28, 2017 through May 10, 2017 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: tax-equivalent net interest income, tax-equivalent net interest margin, tax-equivalent net interest spread, and tax-equivalent efficiency ratio, which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.  Tax-equivalent adjustments are reported in notes 2 and 3 to the Average Balances with Average Yields and Rates tables under Results of Operations below.
Tax-equivalent net interest income, net interest margin and net interest spread. Net interest income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio.  The efficiency ratio, calculated on a tax-equivalent basis, is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.66 billion in assets as of March 31, 2017, that owns 100% of Southside Bank.  Southside Bank currently has 60 banking centers in Texas and operates a network of 70 ATMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Deborah Wilkinson at (817) 367-4962, or deborah.wilkinson@southside.com.
Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, the benefits of the Share Repurchase Plan, planned operational efficiencies, earnings and certain market risk disclosures, including the impact of interest rates and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2017	2016
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
ASSETS
Cash and due from banks	$54,345	$59,363	$54,255	$45,663	$52,324
Interest earning deposits	185,289	102,251	144,833	18,450	16,130
Federal funds sold	7,360	8,040	—	—	—
Securities available for sale, at estimated fair value	1,444,043	1,479,600	1,622,128	1,416,335	1,332,381
Securities held to maturity, at carrying value	929,793	937,487	775,682	784,925	784,579
Federal Home Loan Bank stock, at cost	61,305	61,084	51,901	47,702	47,550
Loans held for sale	5,303	7,641	5,301	5,883	4,971
Loans	2,538,918	2,556,537	2,483,641	2,384,321	2,443,231
Less: Allowance for loan losses	(18,485)	(17,911)	(15,993)	(14,908)	(21,799)
Net loans	2,520,433	2,538,626	2,467,648	2,369,413	2,421,432
Premises & equipment, net	105,327	106,003	106,777	107,242	107,556
Goodwill	91,520	91,520	91,520	91,520	91,520
Other intangible assets, net	4,177	4,608	5,060	5,534	6,029
Bank owned life insurance	98,377	97,775	97,002	96,375	95,718
Other assets	148,977	69,769	42,796	45,886	58,743
Total assets	$5,656,249	$5,563,767	$5,464,903	$5,034,928	$5,018,933

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$753,224	$704,013	$747,270	$679,831	$698,695
Interest bearing deposits	2,952,072	2,829,063	2,834,117	2,890,418	2,920,673
Total deposits	3,705,296	3,533,076	3,581,387	3,570,249	3,619,368
Short-term obligations	960,730	873,615	720,634	385,717	259,646
Long-term obligations	411,310	601,464	621,640	559,071	622,222
Other liabilities	47,447	37,338	68,682	47,591	60,121
Total liabilities	5,124,783	5,045,493	4,992,343	4,562,628	4,561,357
Shareholders' equity	531,466	518,274	472,560	472,300	457,576
Total liabilities and shareholders' equity	$5,656,249	$5,563,767	$5,464,903	$5,034,928	$5,018,933

	At or For the Three Months Ended
	2017	2016
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Income Statement:
Total interest income	$44,888	$43,680	$41,132	$41,089	$43,012
Total interest expense	9,608	9,039	7,202	6,711	6,396
Net interest income	35,280	34,641	33,930	34,378	36,616
Provision for loan losses	1,098	2,065	1,631	3,768	2,316
Net interest income after provision for loan losses	34,182	32,576	32,299	30,610	34,300
Noninterest income
Deposit services	5,114	5,183	5,335	5,099	5,085
Net gain (loss) on sale of securities available for sale	322	(2,676)	2,343	728	2,441
Gain on sale of loans	701	461	818	873	643
Trust income	890	900	867	869	855
Bank owned life insurance income	634	649	656	647	674
Brokerage services	547	466	551	535	575
Other	1,465	1,730	1,162	619	1,323
Total noninterest income	9,673	6,713	11,732	9,370	11,596
Noninterest expense
Salaries and employee benefits	15,919	16,194	15,203	14,849	17,732
Occupancy expense	2,863	2,825	4,569	2,993	3,335
Advertising, travel & entertainment	583	648	588	722	685
ATM and debit card expense	927	820	868	736	712
Professional fees	939	982	1,148	1,478	1,338
Software and data processing expense	725	687	736	739	749
Telephone and communications	526	572	407	468	484
FDIC insurance	441	215	643	645	638
FHLB prepayment fees	—	—	—	148	—
Other	2,935	2,934	4,263	3,035	3,734
Total noninterest expense	25,858	25,877	28,425	25,813	29,407
Income before income tax expense	17,997	13,412	15,606	14,167	16,489
Income tax expense	3,008	1,839	2,741	2,772	2,973
Net income	$14,989	$11,573	$12,865	$11,395	$13,516

Common share data:
Weighted-average basic shares outstanding	28,569	26,866	26,262	26,230	26,449
Weighted-average diluted shares outstanding	28,777	27,049	26,415	26,349	26,519
Shares outstanding end of period	28,587	28,543	26,278	26,251	26,222
Net income per common share
Basic	$0.52	$0.43	$0.49	$0.43	$0.51
Diluted	0.52	0.43	0.49	0.43	0.51
Book value per common share	18.59	18.16	17.98	17.99	17.46
Cash dividend paid per common share	0.25	0.30	0.24	0.24	0.23

Selected Performance Ratios:
Return on average assets	1.08%	0.83%	0.98%	0.90%	1.07%
Return on average shareholders’ equity	11.57	9.56	10.78	9.91	11.96
Average yield on interest earning assets	3.82	3.73	3.78	3.93	4.06
Average rate on interest bearing liabilities	0.89	0.83	0.72	0.69	0.66
Net interest spread	2.93	2.90	3.06	3.24	3.40
Net interest margin	3.08	3.03	3.19	3.35	3.51
Average interest earnings assets to average interest bearing liabilities	120.04	119.88	120.40	120.21	119.62
Noninterest expense to average total assets	1.87	1.85	2.17	2.05	2.33
Efficiency ratio (1)	51.60	52.00	53.88	52.85	57.47

(1)	See “Non-GAAP Financial Measures.”

	Southside Bancshares, Inc.
	Selected Financial Data (unaudited)
	(dollars in thousands)

	Three Months Ended
	2017	2016
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Nonperforming assets:	$14,079	$15,105	$16,008	$24,510	$34,046
Nonaccrual loans (1)	7,261	8,280	8,536	11,767	21,927
Accruing loans past due more than 90 days (1)	1	6	1	6	7
Restructured loans (2)	6,424	6,431	7,193	12,477	11,762
Other real estate owned	367	339	237	237	265
Repossessed assets	26	49	41	23	85

Asset Quality Ratios:
Nonaccruing loans to total loans	0.29%	0.32%	0.34%	0.49%	0.90%
Allowance for loan losses to nonaccruing loans	254.58	216.32	187.36	126.69	99.42
Allowance for loan losses to nonperforming assets	131.29	118.58	99.91	60.82	64.03
Allowance for loan losses to total loans	0.73	0.70	0.64	0.63	0.89
Nonperforming assets to total assets	0.25	0.27	0.29	0.49	0.68
Net charge-offs to average loans	0.08	0.02	0.09	1.77	0.04

Capital Ratios:
Shareholders’ equity to total assets	9.40	9.32	8.65	9.38	9.12
Average shareholders’ equity to average total assets	9.36	8.66	9.10	9.11	8.94

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.

(2)
Includes $3.0 million, $3.1 million, $3.2 million, $8.3 million, and $7.4 million in PCI loans restructured as of March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	Three Months Ended
	2017	2016
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Real Estate Loans:
Construction	$362,367	$380,175	$466,323	$425,595	$464,750
1-4 Family Residential	622,881	637,239	644,746	633,400	644,826
Commercial	974,307	945,978	759,795	694,272	657,962
Commercial Loans	176,908	177,265	191,154	197,896	233,857
Municipal Loans	297,417	298,583	293,949	292,909	286,217
Loans to Individuals	105,038	117,297	127,674	140,249	155,619
Total Loans	$2,538,918	$2,556,537	$2,483,641	$2,384,321	$2,443,231

RESULTS OF OPERATIONS
The “Average Balances with Average Yields and Rates” tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities (dollars in thousands).

	Average Balances with Average Yields and Rates
			(unaudited)
			Three Months Ended
	March 31, 2017			December 31, 2016
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,549,230	$28,241	4.49%	$2,512,820	$27,835	4.41%
Loans held for sale	7,023	48	2.77%	4,845	36	2.96%
Securities:
Investment securities (taxable) (4)	86,511	377	1.77%	115,057	485	1.68%
Investment securities (tax-exempt) (3) (4)	779,772	9,929	5.16%	812,771	10,352	5.07%
Mortgage-backed and related securities (4)	1,570,510	10,045	2.59%	1,520,045	9,294	2.43%
Total securities	2,436,793	20,351	3.39%	2,447,873	20,131	3.27%
FHLB stock, at cost, and other investments	66,547	298	1.82%	62,087	210	1.35%
Interest earning deposits	162,235	346	0.86%	134,786	165	0.49%
Federal funds sold	7,217	14	0.79%	2,972	5	0.67%
Total earning assets	5,229,045	49,298	3.82%	5,165,383	48,382	3.73%
Cash and due from banks	53,528			52,415
Accrued interest and other assets	350,729			359,217
Less: Allowance for loan losses	(18,130)			(16,467)
Total assets	$5,615,172			$5,560,548
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$252,744	92	0.15%	$250,706	76	0.12%
Time deposits	927,610	2,227	0.97%	926,021	2,261	0.97%
Interest bearing demand deposits	1,707,996	1,962	0.47%	1,646,535	1,543	0.37%
Total interest bearing deposits	2,888,350	4,281	0.60%	2,823,262	3,880	0.55%
Short-term interest bearing liabilities	1,007,546	2,065	0.83%	869,398	1,428	0.65%
Long-term interest bearing liabilities – FHLB Dallas	301,775	1,402	1.88%	457,754	1,837	1.60%
Subordinated notes (5)	98,117	1,393	5.76%	98,011	1,439	5.84%
Long-term debt (6)	60,237	467	3.14%	60,235	455	3.01%
Total interest bearing liabilities	4,356,025	9,608	0.89%	4,308,660	9,039	0.83%
Noninterest bearing deposits	693,729			717,599
Accrued expenses and other liabilities	39,960			52,714
Total liabilities	5,089,714			5,078,973
Shareholders’ equity	525,458			481,575
Total liabilities and shareholders’ equity	$5,615,172			$5,560,548
Net interest income		$39,690			$39,343
Net interest margin on average earning assets			3.08%			3.03%
Net interest spread			2.93%			2.90%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,035 and $1,045 for the three months ended March 31, 2017 and December 31, 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,375 and $3,657 for the three months ended March 31, 2017 and December 31, 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.9 million and $2.0 million for the three months ended March 31, 2017 and December 31, 2016, respectively.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheets for the three months ended March 31, 2017 and December 31, 2016 reflect a decrease in long-term debt of $74,000 and $76,000, respectively.

Note: As of March 31, 2017 and December 31, 2016, loans totaling $7,261 and $8,280, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

			Three Months Ended
	September 30, 2016			June 30, 2016
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,436,349	$26,750	4.37%	$2,426,733	$27,275	4.52%
Loans held for sale	6,718	54	3.20%	4,984	40	3.23%
Securities:
Investment securities (taxable) (4)	61,238	251	1.63%	22,010	107	1.96%
Investment securities (tax-exempt) (3) (4)	690,635	8,911	5.13%	657,568	8,636	5.28%
Mortgage-backed and related securities (4)	1,492,271	9,399	2.51%	1,450,868	9,366	2.60%
Total securities	2,244,144	18,561	3.29%	2,130,446	18,109	3.42%
FHLB stock, at cost, and other investments	54,085	186	1.37%	52,952	185	1.41%
Interest earning deposits	57,598	89	0.61%	57,493	61	0.43%
Total earning assets	4,798,894	45,640	3.78%	4,672,608	45,670	3.93%
Cash and due from banks	49,418			47,079
Accrued interest and other assets	385,917			377,983
Less: Allowance for loan losses	(14,989)			(22,377)
Total assets	$5,219,240			$5,075,293
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$248,364	71	0.11%	$244,639	68	0.11%
Time deposits	949,019	2,073	0.87%	976,600	1,927	0.79%
Interest bearing demand deposits	1,634,898	1,460	0.36%	1,727,431	1,520	0.35%
Total interest bearing deposits	2,832,281	3,604	0.51%	2,948,670	3,515	0.48%
Short-term interest bearing liabilities	608,130	1,122	0.73%	385,858	906	0.94%
Long-term interest bearing liabilities – FHLB Dallas	472,470	1,857	1.56%	492,296	1,874	1.53%
Subordinated notes (5)	12,823	189	5.86%	—	—	—
Long-term debt (6)	60,234	430	2.84%	60,233	416	2.78%
Total interest bearing liabilities	3,985,938	7,202	0.72%	3,887,057	6,711	0.69%
Noninterest bearing deposits	702,539			682,360
Accrued expenses and other liabilities	55,783			43,360
Total liabilities	4,744,260			4,612,777
Shareholders’ equity	474,980			462,516
Total liabilities and shareholders’ equity	$5,219,240			$5,075,293
Net interest income		$38,438			$38,959
Net interest margin on average earning assets			3.19%			3.35%
Net interest spread			3.06%			3.24%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,064 and $1,082 for the three months ended September 30, 2016 and June 30, 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,444 and $3,499 for the three months ended September 30, 2016 and June 30, 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $220,000 for the three months ended September 30, 2016.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended September 30, 2016 and June 30, 2016 reflect unamortized debt issuance costs of $77,000 and $78,000, respectively.

Note: As of September 30, 2016 and June 30, 2016, loans totaling $8,536 and $11,767, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	March 31, 2016
	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,434,837	$28,793	4.76%
Loans held for sale	3,581	32	3.59%
Securities:
Investment securities (taxable) (4)	41,659	214	2.07%
Investment securities (tax-exempt) (3) (4)	635,766	8,494	5.37%
Mortgage-backed and related securities (4)	1,454,343	9,391	2.60%
Total securities	2,131,768	18,099	3.41%
FHLB stock, at cost, and other investments	55,116	217	1.58%
Interest earning deposits	51,246	70	0.55%
Total earning assets	4,676,548	47,211	4.06%
Cash and due from banks	55,732
Accrued interest and other assets	370,022
Less: Allowance for loan losses	(20,088)
Total assets	$5,082,214
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$235,492	65	0.11%
Time deposits	915,316	1,723	0.76%
Interest bearing demand deposits	1,717,717	1,468	0.34%
Total interest bearing deposits	2,868,525	3,256	0.46%
Short-term interest bearing liabilities	413,985	696	0.68%
Long-term interest bearing liabilities – FHLB Dallas	566,825	2,039	1.45%
Long-term debt (5)	60,232	405	2.70%
Total interest bearing liabilities	3,909,567	6,396	0.66%
Noninterest bearing deposits	672,865
Accrued expenses and other liabilities	45,390
Total liabilities	4,627,822
Shareholders’ equity	454,392
Total liabilities and shareholders’ equity	$5,082,214
Net interest income		$40,815
Net interest margin on average earning assets			3.51%
Net interest spread			3.40%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,060 for the three months ended March 31, 2016. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustment of $3,139 for the three months ended March 31, 2016. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended March 31, 2016 reflects unamortized debt issuance costs of $79,000.

Note: As of March 31, 2016, loans totaling $21,927 were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.